EXHIBIT 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement ("Release") is entered into by and between KEVIN BOOK ("Employee") and CSI COMPRESSCO GP INC. ("Employer"), as follows:

1. Separation Payments and Conditions. Employer and Employee acknowledge and agree that the Employee’s employment with Employer will end effective December 4, 2015 (“Effective Employment Separation Date”) in connection with a reduction in force. In consideration for Employee’s promises contained herein, and provided that Employee does not revoke the Age Discrimination in Employment Act (“ADEA”) release contained in Paragraph 3, Employer agrees to pay Employee a lump sum payment of $185,000.00, less withholdings, payable no sooner than the eighth day after Employee executes the Release. Employee acknowledges and agrees that he/she is not otherwise entitled to the separation payment described in this Paragraph 1 and that other than said consideration, he/she is not entitled to any other wages, bonuses, or benefits in connection with this decision or otherwise.

2. General Release. Employee hereby fully, finally, and completely releases Employer, its predecessors, successors, subsidiaries, shareowners, parent and affiliates and the officers, directors, managers, control persons, employees, agents, attorneys, representatives and assigns of any of them (collectively, the “Released Parties”), of and from any and all liabilities, claims, actions, losses, expenses, demands, costs, fees, damages and/or causes of action, of whatever kind or character, whether now known or unknown (collectively, “Claims”), arising from, relating to, or in any way connected with, any facts or events occurring on or before the execution of this Release, if any, that he/she may have against Employer or any Released Parties, including, but not limited to any such Claims arising out of or in any way related to Employee’s employment with the Employer or the termination or end of such employment. Further, Employee waives and releases Employer from any Claims that this Release was procured by fraud or signed under duress or coercion so as to make this Release not binding. Employee confirms that this Release was not procured by fraud, nor signed under duress or coercion. Employee understands and agrees that by signing this Release, he/she is giving up the right to pursue any legal Claims that he/she may have against the Employer or any Released Parties, and specifically agrees and covenants not to bring any legal action for any Claims released herein, and that he will defend, indemnify and hold Employer and the Released Parties harmless from and against all Claims (including legal fees and/or expenses) incurred by the Employer arising from or relating to any such Claim. Excluded from this Release, are claims which cannot be waived by law; Employee does waive, however, his/her right to any monetary recovery should any agency pursue any claims on his/her behalf.

3. ADEA Release. Employee hereby completely and forever releases and irrevocably discharges Employer, its predecessors, successors, subsidiaries, affiliates, officers, directors, employees, agents, attorneys and representatives, of and from any and all liabilities, claims, actions, demands, and/or causes of action, arising under the ADEA on or before the date of this Release (the “ADEA Release”), and hereby acknowledges and agrees that: this Release, including the ADEA Release, was negotiated at arms length; this Release, including the ADEA Release, is worded in a manner that Employee fully understands; Employee specifically waives any rights or claims under the ADEA; Employee knowingly and voluntarily agrees to all of the terms set forth in this Release, including the ADEA Release; Employee acknowledges and understands that any claims under the ADEA that may arise after the date of this Release are not waived; the rights and claims waived in this Release, including the ADEA Release, are in exchange for consideration over and above anything to which Employee was already undisputedly entitled; Employee has been and hereby is advised in writing to consult with an attorney prior to executing the Release, including the ADEA Release; Employee understands that he/she has been given a period of up to forty-five days (45) days to consider the ADEA Release prior to executing it; and Employee understands that he/she has been given a period of seven (7) days from the date of the execution of the ADEA Release to revoke the ADEA Release, and understands and acknowledges that the ADEA Release will not become effective or enforceable until the revocation period has expired. If Employee elects to revoke his/her release of age discrimination claims, revocation must be in writing and presented to Donna Ramirez, Human Resources Manager, CSI Compressco, P.O. Box 60760, Midland Texas 79711, within seven (7) days from the date of the execution of the Release. Employee acknowledges that he/she received this Release on or before December 4, 2015 and agrees that any discussions between Employee and Employer concerning the terms of this Release and/or any change in the terms of this Release after December 4, 2015 shall not affect or restart the above-referenced forty-five (45) day consideration period. Employee further acknowledges that this Release is offered in connection with an employment termination program affecting more than one employee of the Employer. Attached hereto as Exhibit A is a description of the employment termination program. Employee acknowledges receipt of information about the ages of the employees within the decisional unit.

4. Confidentiality/Non-Disparagement. Employee agrees to keep strictly confidential all information contained in this Release including, without limitation, the amount and duration of any separation payments offered or accepted hereunder. Employee agrees not to make any statements or otherwise do anything that will disparage or damage Employer or any of the Released Parties, and agrees not to divulge to any other person or entity any employment related information or confidential business information that the Employer has previously indicated to Employee should be kept confidential.

5. Non-Solicitation or Hire. For a two-year period following the end of Employee’s employment with Employer or any parent, subsidiary or affiliate of Employer (each an “Affiliate”), Employee shall not, directly or indirectly employ or seek to employ any person who is on the Effective Employment Separation Date, or was at any time within the six-month period preceding the Effective Employment Separation Date, an employee of Employer or any of its Affiliates or otherwise solicit, encourage, cause or induce any such employee of Employer or any of its Affiliates to terminate such employee’s employment with Employer or such Affiliate or to enter into employment with another company without the prior written consent of Employer.

6. No Oral Modification. This Release cannot be modified orally and can only be modified through a written document signed by all parties.

7. Severability. If any provision contained in this Release is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal or unenforceable had not been contained herein.

8. Reinstatement Waiver. Employee acknowledges and agrees that by execution of this Release, he/she waives all rights or claims for reinstatement of employment with Employer and/or its affiliates.

9. Return of Property. Employee acknowledges that all memoranda, notes, records, reports, manuals, handbooks, drawings, blueprints, books, papers, letter, formulas, client and customer lists, contracts, software programs, instruction books, catalogs, information and records, technical manuals and documentation, drafts of instructions, guides and manuals, maintenance manuals, and other documentation (whether in draft or final form), and other information relating to Employer’s business (including its Affiliates), and any and all other documents containing confidential or proprietary information furnished to Employee by any representative of Employer or otherwise acquired or developed by Employee in connection with his employment with Employer (collectively, “Recipient Materials”) shall at all times be the property of Employer. Employee shall promptly return to Employer any Recipient Materials and any copies thereof which are in his/her possession, custody or control, including Recipient Materials retained by Employee in his/her office, automobile or at his home. In addition, Employee acknowledges that he/she will keep strictly confidential all information of the Employer that he/she had access to while employed by Employer and agrees not to use or disclose such information without Employer’s prior written permission.

10. Miscellaneous. The parties hereto agree that each party shall pay its respective costs, including attorney's fees, if any, associated with this Release.

11. Choice of Law/Venue. This Release shall be interpreted under and governed by, construed and enforced in accordance with, and subject to, the laws of the State of Texas, without giving effect to any principles of conflicts of law. Any disputes between the parties concerning Employee’s employment with Employer and/or this Release shall be settled exclusively in Harris County, Texas. The parties hereby waive all rights to a jury trial.

12. Fully Understood/Payments Received. By signing this Release, Employee acknowledges and affirms that he/she has read and understands this Release, had the ability to consult with counsel, agreed to the terms of this Release, and acknowledges receipt of a copy of this Release. Employee also hereby acknowledges and affirms the sufficiency of the payment recited herein. Employee further acknowledges that upon receipt of the payment recited herein, Employee shall not be entitled to any further payment, compensation, or remuneration of any kind from the Employer, with respect to Employee’s employment with the Employer or otherwise.

13. Entire Agreement. This Release supersedes any and all prior agreements between the parties, except with respect to any of Employee’s continuing obligations contained in other binding agreements, which shall continue and remain in full force and effect per the terms of those agreements.

CSI COMPRESSCO GP INC.: By: _/s/Timothy A. Knox__________________ Its: _President_________________________ Date: __December 21, 2015______________	KEVIN BOOK: _/s/Kevin Book______________________ Date: December 20, 2015 Address: __________________________ __________________________

Return signed original to:
Donna Ramirez, Human Resources Manager,
CSI Compressco
P.O. Box 60760
Midland TX 79711

3